UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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PROGENICS PHARMACEUTICALS, INC.
(Name of Registrant as Specified in Its Charter)

VELAN CAPITAL, L.P. ALTIVA MANAGEMENT INC. BALAJI VENKATARAMAN VIRINDER NOHRIA LTE PARTNERS, LLC LTE MANAGEMENT, LLC MELKONIAN CAPITAL MANAGEMENT, LLC RYAN MELKONIAN TERENCE COOKE DEEPAK SARPANGAL
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Velan Capital, L.P., together with the other participants named herein (collectively, the “Participating Stockholders”), has filed a definitive proxy statement and accompanying GREEN proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes against the election of certain directors of Progenics Pharmaceuticals, Inc., a Delaware corporation (the “Company”), at the Company’s 2019 Annual Meeting of Stockholders (the “Annual Meeting”).

Item 1: On July 8, 2019, the Participating Stockholders issued the following press release and mailed a flyer to stockholders, a copy of which is attached hereto as Exhibit 1 and is incorporated herein by reference:

VELAN REMINDS STOCKHOLDERS TO FOLLOW ISS’ RECOMMENDATION BY VOTING “AGAINST” PROGENICS PHARMACEUTICALS DIRECTORS PETER CROWLEY AND MICHAEL KISHBAUCH

Agrees with ISS that “Board Level Change is Warranted, With the Ultimate Goal of Enhancing Shareholder Board Oversight”

Urges Stockholders to Vote Before Thursday, July 11 Annual Meeting

Alpharetta, GA – July 8, 2019 /PRNewswire/ -- Velan Capital, L.P. (together with the other participants in its solicitation, “Velan” or “we”), one of the largest stockholders of Progenics Pharmaceuticals, Inc. (“Progenics” or the “Company”)(NASDAQ:PGNX), comprised of successful specialty pharmaceutical operators and financial services experts, today issued a statement urging stockholders to follow the recommendation of Institutional Shareholder Services Inc. (“ISS”), a leading independent proxy advisory firm, by voting AGAINST the election of Progenics directors Peter Crowley and Michael Kishbauch at the Company’s upcoming Annual Meeting of Stockholders scheduled to be held on July 11, 2019 (the “Annual Meeting”).

We have heard from numerous stockholders, who like Velan, are unhappy with the Progenics Board of Directors (the “Board”), particularly Peter Crowley and Michael Kishbauch, for overseeing years of stock underperformance, value-destructive behavior, unnecessary and persistent stockholder dilution, and entrenchment-minded tactics, all while collecting hefty paydays with minimal accountability.

The time to act is NOW. Velan has published a flyer for Progenics stockholders reminding them that time is short and stockholder action is necessary. Velan’s flyer titled “ISS Agrees: Follow Velan's Lead and Vote AGAINST Crowley & Kishbauch” can be viewed by clicking the following link:

https://www.savepgnx.com/api/v1/files/e43dddf5-2478-47dc-3b02-08d6fbdf69f0

Stockholders have the opportunity to send a clear message to the Board that the troubling status quo is no longer tenable and that accountability in the boardroom is required. Each vote counts; Velan urges stockholders to vote TODAY.

FOLLOW ISS AND VOTE AGAINST MESSRS. CROWLEY AND KISHBAUCH TO ACHIEVE THE CHANGE DESPERATELY NEEDED AT PROGENICS.

Note: Permission to use quotations neither sought nor obtained. Emphasis added.

Investor contacts:

Deepak Sarpangal

(415) 677-7050

campaign@velancapital.com

www.savePGNX.com

Okapi Partners LLC

Pat McHugh / Jason Alexander

+1 (888) 785-6673

SavePGNX@okapipartners.com

Item 2: On July 8, 2019, the following material was posted by the Participating Stockholders to www.savePGNX.com: